Exhibit 99.1

News Release

Independent Bank Corporation

                                                                                                                   230 West Main Street

                                                                                                                                Ionia, MI 48846

                                                                                                                                616.527.5820

For Release:        Immediately

Contact:                Robert Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION

REGAINS COMPLIANCE WITH NASDAQ STOCK LISTING RULES

IONIA, Mich., May 14, 2010 — Independent Bank Corporation (Nasdaq: IBCP), the holding company of Independent Bank, a Michigan-based community bank, announced today that it received a notice from The NASDAQ Stock Market stating that it has regained compliance with NASDAQ's requirements for continued listing. Subject to its ongoing compliance, the Company's common stock will continue to trade on The NASDAQ Global Select Market under the symbol IBCP.

Exchange Offer in Progress

The Company has made an offer to the holders of its trust preferred securities to issue shares of the Company's common stock in exchange for trust preferred securities properly tendered to the Company.  The complete terms and conditions of such exchange offer are set forth in a prospectus and letter of transmittal sent to holders of the trust preferred securities.  Holders are urged to read these exchange offer documents carefully as they contain important information.

This press release is neither an offer to purchase, nor a solicitation of a tender of,  the trust preferred securities or any other securities.  The Company is making the exchange offer only by, and pursuant to the terms of, the prospectus and the related letter of transmittal. The exchange offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Company or its affiliates, the trustees of the various trusts, the dealer manager for the exchange offer, the exchange agent for the exchange offer, the information agent for the exchange offer, or any advisors to the Company are making any recommendation as to whether or not holders should tender their trust preferred securities in the exchange offer.

Copies of the prospectus and letter of transmittal may be obtained from D.F. King & Co., Inc., the information agent and exchange agent for the exchange offer, at (800) 431-9643 or, for bankers and brokers, at (212) 269-5550 (Collect). The Company has filed a registration statement (including the prospectus) on Form S-4 for the exchange offer with the Securities and Exchange Commission ("SEC"). Before any holder of trust preferred securities decides whether to participate in the exchange offer, the holder should read the prospectus contained with the registration statement and the letter of transmittal the Company has filed with the SEC for more complete information about the Company and the exchange offer. These documents may be obtained for free at the SEC's Web site, www.sec.gov or on the Company's Web site at www.IndependentBank.com under the "Investor Relations" tab.

About Independent Bank Corporation

Independent Bank Corporation (Nasdaq Symbol: IBCP) is a Michigan-based bank holding company with total assets of approximately $2.9 billion.  Founded as First National Bank of Ionia in 1864, Independent Bank Corporation now operates over 100 offices across Michigan’s Lower Peninsula through one state-chartered bank subsidiary.  This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and title services.  Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our Web site at:  www.IndependentBank.com

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "expect," "believe," "intend," "estimate," "project," "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management's beliefs and assumptions based on information known to Independent Bank Corporation's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements include descriptions of plans and objectives of Independent Bank Corporation's management for future or past operations, products or services, and forecasts of the Company's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit quality trends, and forecasts on our subsidiary bank's ability to remain adequately capitalized throughout 2010 and our expectation that our holding company will have sufficient cash on hand to meet expected obligations during 2010. Such statements reflect the view of Independent Bank Corporation's management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation's plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include the ability of Independent Bank Corporation to meet the objectives of its capital restoration plan, the ability of Independent Bank to remain well-capitalized under federal regulatory standards, the pace of economic recovery within Michigan and beyond, changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.